UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

————————————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008

————————————

SYNCORA HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

————————————

Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

Canon’s Court, 22 Victoria Street, Hamilton, Bermuda HM EX
(Address of principal executive offices)

(441) 295-7135
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

————————————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Syncora Holdings Ltd. (formerly known as Security Capital Assurance Ltd) is filing the audited consolidated financial statements as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005 as Exhibit 99.1 hereto. The financial statements have been reissued by the registrant because of a recent request of a former shareholder for the purpose of updating certain information in the notes thereto so that such former shareholder may rely on such financial statements. Such former shareholder has advised the registrant that these financial statements are needed so that they can be included by reference in the renewal of its automatic shelf registration statement on Form S-3 that is expiring on December 1, 2008. In particular, the registrant has updated disclosure in Note 2 and added disclosure in Note 23 to reflect recent developments since the original filing of the financial statements as part of the registrant’s Annual Report on Form 10-K for the year ended December 31, 2007.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibit is filed with this report:

Exhibit 99.1	Syncora Holdings Ltd. (formerly known as Security Capital Assurance Ltd) audited consolidated financial statements as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCORA HOLDINGS LTD.
(Registrant)

Date: November 26, 2008	By:	/s/ Susan Comparato
Name: Susan Comparato
Title: Acting Chief Executive Officer
and President